Exhibit 99.1

QUARTERLY REPORT for the period ended 31 December 2015

FINANCIAL HIGHLIGHTS

-	Average production for the quarter ended 31 December 2015 was 750 barrels of oil equivalent per day compared to 557 BOEPD for the quarter ended 31 December 2014.

-	Production for the quarter ended 31 December 2015 was 54% higher at 67,443 BOE compared to 43,652 BOE for the quarter ended 31 December 2014.

-	Estimated oil and gas revenue was US$1.9 million for the quarter (there is generally a two to three month delay between production and the receipt of funds).

-	The Company’s G&A cost was reduced to US$0.8 million for the three months to 31 December 2015 from US$1.2 million for the prior corresponding period in 2014.

-	The closing cash balance for the quarter is US$0.9 million.

OPERATIONAL HIGHLIGHTS

-	The North Stockyard Field is currently on full production, with all 23 wells on stream. Gross oil production for the quarter was 224,519 barrels. Gross gas sold was approximately 400,000 MCF.

-	In the Hawk Springs project in Wyoming, the Bluff #1-11 well has been shut-in for pressure build-up monitoring. The tubing pressure had built up to 2000 psi as of the end of the year and is continuing to build up pressure.

-	The Multiple Mineral Development Agreement (MMDA) has been finalized with a potash mining company in the Cane Creek project, Grand & San Juan Counties, Utah and is awaiting execution. Upon entering the MMDA, the Utah School and Institutional Trust Lands Administration (SITLA) will grant Samson 8,080 net acres at $75/acre to develop that leasehold for oil and gas.

-	A Purchase and Sale Agreement was executed to acquire 51,305 net acres and 720 BOPD of production in the Williston Basin of North Dakota and Montana for the purchase price of $16.5MM. This was due to close on 1 February 2015, however the agreement allows for a 15 day cure period which will be used to finalize the financing of the transaction.

PRODUCTION

Production for the December 2015 quarter decreased from the September 2015 quarter as a result of the natural decline expected from wells in Samson’s project area but has maintained a constant rate throughout the quarter ended 31 December 2015.

Prior 12 month production by quarter

	Q1 2015	Q2 2015	Q3 2015	Q4 2015
OIL, BO	63,612	87,684	61,111	51,888
GAS, MCF	76,455	59,020	90,053	93,332
BOE	76,355	97,520	76,120	67,443
BOEPD	848	1,083	845	750

Samson Oil & Gas Limited Level 16, AMP Building, 140 St Georges Terrace, Perth WA 6000 T: +618 9220 9830 F: +618 9220 9820 ABN: 25 009 069 005 ASX: SSN	Samson Oil & Gas USA 1131, 17th Street, Suite 710, Denver Colorado 80202 T: +1 303 295 0344 F: +1 303 295 1961 NYSE: SSN

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Current quarter production by month

	October	November	December
OIL, BO	17,298	17,615	16,975
GAS, MCF	30,172	29,398	33,762
BOE	22,326	22,515	22,602
BOEPD	744	750	753

Note:

Production information (volumes and prices) may differ from previously advised information as there is generally a two to three month lag between production and receipt of sales and cash from the field operators.  Prior to receiving the final sales information, production is estimated from information provided by the operator and in some instances, third parties.

Estimated net production and revenue:

	OIL Bbls	OIL US$	GAS Mscf	GAS US$	TOTAL US$
September 2015 Quarter	61,111	2,415,888	90,053	208,260	2,624,148
December 2015 Quarter	51,888	1,860,298	93,332	195,353	2,055,651

Average commodity prices:

	GAS US$/Mscf	OIL US$/Bbl
September 2015 Quarter	$2.31	$39.53
December 2015 Quarter	$2.09	$35.85

In some cases revenue is yet to be received and is therefore an estimate.

LAND

PROJECT	BASIN	STATE	COUNTY	NET ACRES
Hawk Springs	DJ	Wyoming	Goshen	16,016
Roosevelt	Williston	Montana	Roosevelt	18,073
North Stockyard	Williston	North Dakota	Williams	531
Rainbow	Williston	North Dakota	Williams	950
South Prairie	Williston	North Dakota	Renville	6,512
State GC	Delaware	New Mexico	Lea	130

PROJECTS

Hawk Springs Project, Goshen County, Wyoming

Permo-Penn Project, Northern D-J Basin

Samson currently has a 37.5% Working Interest

Samson is currently monitoring the pressure build-up in the Bluff #1-11 well to determine if any continuing fluid movement exists in the Permian Hartville reservoir. If the pressure builds back up to the original bottom hole pressure, Samson may be able to determine that the drive mechanism is an active water drive at which point it may be worth opening the well up again to flow and potentially identify an oil leg. If the bottom hole reservoir pressures remain low after the build-up, the Permian Hartville zone will be abandoned and additional recompletions may occur in the uphole zones where other hydrocarbon shows were observed. The final evaluation of the pressure build-up is expected to be completed by mid-year 2016.

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Rainbow Field, Williams County, North Dakota

Mississippian Bakken Formation, Williston Basin

Gladys 1-20H

Samson 23% and 52% Working Interest

During the quarter the Gladys 1-20H well produced 11,858 barrels of oil (gross). This well is the first in the Rainbow project, which is expected to support a drilling program of up to 14 wells, comprised of 8 wells in the middle Bakken and 6 in the Three Forks.

Cane Creek Project, Grand & San Juan Counties, Utah

Pennsylvanian Paradox Formation, Paradox Basin

Samson 100% Working Interest

On November 5, 2014, Samson entered into an Other Business Arrangement (“OBA”) with the Utah School and Institutional Trust Lands Administration (“SITLA”) covering approximately 8,080 net acres located in Grand and San Juan Counties, Utah, all of which are administered by SITLA. Samson was granted an option period for two years in order to enter into a Multiple Mineral Development Agreement (“MMDA”) with another company who hold leases to extract potash in an acreage position situated within our project area. Upon entering into the MMDA, SITLA is obligated to deliver oil and gas leases covering our project area at cost of $75 per acre to Samson. The MMDA has been finalized and is awaiting execution.

This acreage is located in the heart of the Cane Creek Clastic Play of the Paradox Formation along the Cane Creek anticline. The primary drilling objective is the overpressured and oil saturated Cane Creek Clastic interval. Keys to the play to date include positioning along the axis of the Cane Creek anticline and exposure to open natural fractures. The 3-D seismic is currently being designed to image these natural fractures. The seismic shoot was surveyed and permitted this past summer. This project displays very robust economics in a low priced oil environment using the evidence obtained from a nearby competitor well that has produced 802,967 BO in just over two years and has an EUR of 1.2 million barrels of oil. Initial production rates are around 1,500 BOPD and decline rates are very modest.

Foreman Butte Project, McKenzie County, North Dakota

Mississippian Madison Formation, Williston Basin

Samson to attain 100% Working Interest

Samson entered into a contract to acquire 51,305 net acres of oil and gas leases, producing oil and gas wells, currently shut-in wells and associated facilities in North Dakota and Montana for a cash price of $16.5 million. The properties to be acquired produce approximately 720 BOPD from 41 net producing wells. Netherland Sewell & Associates have estimated that the properties contain Proved Reserves of 8.5 million barrels of oil with a Net Present Value of $84.9 million as at October 1st, 2015, the effective date of the transaction.

The 51,305 net acres of petroleum leases being acquired include the right to exploit hydrocarbons down to the top of the Bakken Formation. For a portion of the leases, Samson is also acquiring the rights to the deeper geologic section below the Bakken pool. The properties have been in production for several years and represent production from various geologic horizons above the Bakken Formation, including the Ratcliffe and Mission Canyon intervals of the Mississippian Madison Formation which provide conventional oil and gas accumulations in this region. The properties have largely been developed using 640 acre horizontal wells or 40 acre vertical wells. With the current lower oil service costs, Samson envisages development of the acquired PUD Reserves by using longer laterals, infilling the historical 640 acre wells or developing 40 acre infills adjacent to existing or known production.

Samson’s immediate focus, however, will be on the 17 wells in the PDNP category, since the Company expects that these wells can be bought back on line with minimal capital expenditure. Samson also sees additional upside using an acid-based stimulation of the existing PDP and PDNP wells in light of the reservoir’s calcium carbonate-based architecture. No stimulation of these reservoirs has ever been undertaken but this style of stimulation treatment has resulted in a 3 to 4-fold uplift in production rates in other wells in the region.

The transaction also includes the acquisition of two saltwater disposal facilities and the right to use existing disposal facilities at a prescribed rate per barrel. Certainty on that significant operating cost has thus been achieved as part of the transaction.

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

LIQUIDITY

Sources of cash for the next quarter are as follows:

US$(’000’s)
Current cash on hand	900
Cash receipts from December quarter oil and gas sales	1,700
Fair market value – hedging	800
TOTAL	3,400

* Estimate based on realized December quarter production and $35 oil price (indicative of current Bakken oil pricing), allowing for a two month delay between production and cash receipt

FINANCIAL

Cash Distribution

Bank of the West (Samson’s trading bank)	US$772,466
Bank of New York Mellon	US$17,947
Mutual of Omaha	US$46,073
National Australia Bank	A$146,186

Foreign Exchange Rates

The closing A$:US$ exchange rate on 31 December 2015 was $0.7306 The average A$:US$ exchange rate for the quarter was $0.7204.

The Company’s cash position at 31 December 2015 was as follows:

US$(‘000’s)
Cash at bank on deposit	943

Hedging

Samson has the following hedging in place with respect to WTI pricing:

Calendar Year	Volume-BBLS	Floor	Ceiling
2016	2,788	85.00	89.85

Calendar Year	Volume-BBLS	Ceiling	Sub floor	Floor
2016	36,600	-	67.50	82.50
2016	27,450	80.00	55.00	40.00

As at 31 December 2015, the value of Samson’s hedging program was $0.7 million. At 27 December 2015 the value of Samson’s hedging program was $0.8 million

For and on behalf of the Board of SAMSON OIL & GAS LIMITED	For further information please contact Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR Managing Director	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

29 January 2016

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Rule 5.3

Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96 Origin Appendix 8 Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	31 December 2015

Consolidated statement of cash flows

Cash flows related to operating activities		Current quarter $US’000	Year to date (6.months) $US’000
1.1	Receipts from product sales and related debtors	2,310	6,543
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	(206) 22 (1,750) (1,250)	(315) (1,059) (3,199) (2,442)
	Dividends received
	Interest and other items of a similar nature received	1	2
	Interest and other costs of finance paid	(194)	(399)
	Income tax(payment) refund	-	-
	Other (provide details if material) Costs to abandon old wells Receipts from derivative instruments (hedges)	- 90	(98) 110
	Net Operating Cash Flows	(977)	(857)
	Cash flows related to investing activities
	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	(500)	(500)
	Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - -	- - -

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Loans to other entities
Loans repaid by other entities
Other (provide details if material)
Net investing cash flows	(500)	(500)
Total operating and investing cash flows	(1,477)	(1,357)
Cash flows related to financing activities
Proceeds from issues of shares, options, etc.	-	1
Proceeds from sale of forfeited shares
Proceeds from borrowings	301	301
Repayment of borrowings	-	-
Dividends paid
Other (provide details if material)	-	-
Net financing cash flows	301	302
Net increase (decrease) in cash held	(1,176)	(1,055)
Cash at beginning of quarter/year to date	2,114	2,062
Exchange rate adjustments to item 1.20	5	(64)
Cash at end of quarter	943	943

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	201
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	19,000	19,000
	Credit standby arrangements	-	-

*In January 2014 a reserve based debt facility was entered into for $25 million.

Estimated cash outflows for next quarter*

		$US’000
4.1	Exploration and evaluation	-
	Development	-
	Production	691
	Administration	1,100
	Total	1,791

* Estimated cash outflows will be funded through cash receipts from oil and gas sales.

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	943	2,144
5.2	Deposits at call	-	-
	Bank overdraft	-	-
	Other (provide details)	-	-
	Total: cash at end of quarter (item 1.22)	943	2,144

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
Interests in mining tenements acquired or increased

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (cents)	Amount paid up per security (see note 3) (cents)
7.1	Preference +securities(description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	2,837,834,301	2,837,834,301
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options(description and conversion factor)	229,582,240 4,000,000 87,033,246	229,582,240 - -	Exercise price 3.8c 3.9c 3.3c	Expiry date 31.03.2017 30.11.2017 30.04.2018
7.8	Issued during quarter
7.9	Exercised during quarter
7.10	Expired during quarter	4,000,000		15.1c	31.10.2015
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)	NIL	NIL

SAMSON OIL & GAS LIMITED

December 2015 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here: ...........................................................     Date: 29 January 2016

(Company secretary)

Print name:            Denis Rakich

Notes

1	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2	The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period. If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows applies to this report.

5	Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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